Exhibit 10.6

NON-QUALIFIED STOCK OPTION AGREEMENT
under the
FIRST SECURITY GROUP, INC.
2002 LONG-TERM INCENTIVE PLAN

Optionee: ___________________________________

Number Shares Subject to Option: ____________________

Exercise Price per Share: $ _______________

Date of Grant: ________________________

1.     Grant of Option. First Security Group, Inc. (the "Company") hereby grants to the Optionee named above (the "Optionee"), under the First Security Group, Inc. 2002 Long--Term Incentive Plan (the "Plan"), a Non-Qualified Stock Option to purchase, on the terms and conditions set forth in this agreement (this "Option Agreement"), the number of shares indicated above of the Company's $0.01 par value common stock (the "Stock"), at the exercise price per share set forth above (the "Option"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

2.     Vesting of Option. Unless the exercisability of the Option is accelerated in accordance with Sections 9.7, 9.8, 9.9 and/or 9.10 of the Plan, the Option shall vest (become exercisable) in accordance with the following schedule:

Years of Service
After Date of Grant	Percent of Option Shares Vested

3.     Period of Option and Limitations on Right to Exercise. The Option will, to the extent not previously exercised, lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in paragraphs (b), (c) and (d) below, provide in writing that the Option will extend until a later date:

(a)     The Option shall lapse as of 5:00 p.m., Eastern Time, on the tenth anniversary of the date of grant (the "Expiration Date").

(b)     The Option shall lapse three months after the date the Optionee ceases to serve on the Board of Directors of the Company, a Parent, or a Subsidiary for any reason other than the Optionee's death or Disability; provided, however, that if the Optionee ceases to serve on the Board of Directors of the Company, a Parent, or a Subsidiary by reason of a voluntary resignation during the term of his appointment or voluntarily chooses not to stand for re-election, then the Option shall lapse immediately.

(c)     If the Optionee ceases to serve on the Board of Directors of the Company, a Parent, or a Subsidiary by reason of Disability, the Option shall lapse one year after the date of the Optionee's termination of service.

(d)     If the Optionee dies before the Option otherwise lapses and (i) while serving on the Board of Directors of the Company, a Parent, or a Subsidiary, (ii) during the three-month period described in subsection (b) above, or (iii) during the one-year period described in subsection (c) above, the Option shall lapse one year after the date of the Optionee's death. Upon the Optionee's death, the Option may be exercised by the Optionee's beneficiary.

If the Optionee or his beneficiary exercises an Option after termination of service, the Option may be exercised only with respect to the shares that were otherwise vested on the date the Optionee ceased to serve on the Board of Directors of the Company, a Parent, or a Subsidiary (including vesting by acceleration in accordance with Sections 9.7, 9.8, 9.9 and/or 9.10 of the Plan).

Whether a termination of service as a director of the Company, a Parent, or a Subsidiary has occurred, as contemplated by this Paragraph 3, shall be determined in accordance with the applicable provisions of the Plan, including, but not limited to, Section 3.1(j) thereof.

4.     Exercise of Option. The Option shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company, in substantially the form attached hereto as Exhibit A, or such other form as the Committee may hereafter approve and require. Unless the exercise is a broker-assisted "cashless exercise" as described below, such written notice shall be accompanied by full payment in cash, shares of Stock previously acquired by the Optionee, or any combination thereof, for the number of shares specified in such written notice; provided, however, that if shares of Stock are used to pay the exercise price, such shares must have been held by the Optionee for at least six months. The Fair Market Value of the surrendered Stock as of the last trading day immediately prior to the exercise date shall be used in valuing Stock used in payment of the exercise price. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price. In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company and the exercise price shall be delivered to the Company on the settlement date.

Subject to the terms of this Option Agreement, the Option may be exercised at any time, or from time to time in part, and without regard to any other option held by the Optionee to purchase stock of the Company, as to any Option Shares then vested under Paragraph 2.

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5.     Limitation of Rights. The Option does not confer to the Optionee or the Optionee's personal representative any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of the Option. Nothing in this Option Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate the Optionee's service as a director of the Company, a Parent, or a Subsidiary at any time, nor confer upon the Optionee any right to continue to serve the Company or any Parent or Subsidiary as a director.

6.     Stock Reserve. The Company shall at all times during the term of this Option Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Option Agreement.

7.     Restrictions on Transfer and Pledge. The Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Optionee to any other party other than the Company or a Parent or Subsidiary. The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation and (ii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable options. The Option may be exercised during the lifetime of the Optionee only by the Optionee or any permitted transferee.

8.     Restrictions on Issuance of Shares. If at any time the Board shall determine in its discretion, that listing, registration or qualification of the shares of Stock covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

9.     Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

10.    Successors. This Option Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Option Agreement and the Plan.

11.    Severability. If any one or more of the provisions contained in this Option Agreement are invalid, illegal, or unenforceable, the other provisions of this Option Agreement will be construed and enforced as if the invalid, illegal, or unenforceable provision had never been included.

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12.    Notice. Notices and communications under this Option Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

First Security Group, Inc.
817 Broad Street
Chattanooga, TN 37402
Attn: Secretary

or any other address designated by the Company in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

13.    Exercise or Forfeiture as Required by Law. To the extent required by law, in the event the capital of the Company or a financial institution subsidiary of the Company falls below the minimum capital requirements established from time to time by the applicable state or primary federal regulator, such primary federal regulator may require that Options issued under the Plan that are not exercised within a specific period of time be cancelled and have no further force or effect.

IN WITNESS WHEREOF, First Security Group, Inc., acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Optionee has executed this Option Agreement, all as of the day and year first above written.

FIRST SECURITY GROUP, INC.

By:
Name:
Title:

OPTIONEE:

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EXHIBIT A

NOTICE OF EXERCISE OF OPTION TO PURCHASE
COMMON STOCK OF
FIRST SECURITY GROUP, INC.

Name:
Address:

Date:

First Security Group, Inc.
817 Broad Street
Chattanooga, TN 37402
Attn: Secretary

Re:  Exercise of Non-Qualified Stock Option

I elect to purchase ____________ shares of Common Stock of First Security Group, Inc. pursuant to the First Security Group, Inc. Non-Qualified Stock Option Agreement dated _____________________ and the First Security Group, Inc. 2002 Long-Term Incentive Plan of First Security Group, Inc. The purchase will take place on the Exercise Date, which will be (i) as soon as practicable following the date this notice and all other necessary forms and payments are received by the Company, unless I specify a later date (not to exceed 30 days following the date of this notice), or (ii) in the case of a broker-assisted cashless exercise (as indicated below), the date of this notice.

On or before the Exercise Date (or, in the case of a broker-assisted cashless exercise, on the settlement date following the Exercise Date), I will pay the full exercise price in the form specified below (check one):

[ ]	Cash Only: by delivering a check to First Security Group, Inc. for $__________.

[ ]
Cash and Shares: by delivering a check to First Security Group, Inc. for $__________ for the part of the exercise price. I will pay the balance of the exercise price by delivering to the Company a stock certificate with my endorsement for shares of Company common stock ("Stock") that I have owned for at least six months. If the number of shares of Stock represented by such stock certificate exceeds the number needed to pay the exercise price, the Company will issue me a new stock certificate for the excess.

[ ]
Shares Only: by delivering to the Company a stock certificate with my endorsement for shares of Stock that I have owned for at least six months. If the number of shares of Stock represented by such stock certificate exceeds the number needed to pay the exercise price, the Company will issue me a new stock certificate for the excess.

[ ]
Cash From Broker: by delivering the purchase price from __________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (the "Broker"). I authorize the Company to issue a stock certificate in the number of shares indicated above in the name of the Broker in accordance with instructions received by the Company from the Broker and to deliver such stock certificate directly to the Broker (or to any other party specified in the instructions from the Broker) upon receiving the exercise price from the Broker.

Please deliver the stock certificate to me (unless I have chosen to pay the purchase price through a Broker).

Very truly yours,

AGREED TO AND ACCEPTED:

FIRST SECURITY GROUP, INC.

By: _________________________________________

Title: ________________________________________

Number of Option Shares
Exercised: ____________________________________

Number of Option Shares
Remaining: ___________________________________

Date: _______________________________________